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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1990 Employee Stock Purchase Plan and the 1990 Long-Term Equity Incentive Plan of Sun Microsystems, Inc., of our reports dated July 20, 1994, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.



                                          ERNST & YOUNG LLP

                                         /s/ ERNST & YOUNG LLP

November 22, 1994
San Jose, California